Exhibit 15.1

October 20, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

        We are aware that our report dated August 25, 2006 on our review of interim financial information of Hertz Global Holdings, Inc. and its subsidiaries (the "Company") for the six month periods ended June 30, 2006 and June 30, 2005 is included in the Company's Registration Statement on Form S-1 filed October 20, 2006.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey